Exhibit 99.1

Alliance Data’s Bread® To Enable Point-of-Sale Lending for Fiserv Merchant
Clients

•	Substantial Fiserv merchant acquiring client base will be able to offer access to Bread as a consumer purchase financing option at the point of sale
•	Alliance Data will originate and retain the customer loans

COLUMBUS, Ohio, April 29, 2021 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of data-driven marketing, loyalty and payment solutions, today announced its Bread division, a leading payments technology company that enables seamless checkout experiences for merchants and partners, will provide businesses using merchant acquiring services from Fiserv with access to Bread’s turnkey point-of-sale lending products, including installment loan and buy now, pay later options.

Bread will collaborate with Fiserv to enable a best-in-class suite of lending solutions for merchants, both online and in-store. Through the relationship, businesses can offer in-demand payment capabilities that provide their customers flexible spending options at the point of sale.

“Fiserv has been a trusted leader in commerce-enabling technology for decades, and serves businesses of all sizes and across a broad range of verticals,” said Derek Joyce, president, Bread. “We are excited to announce our strategic relationship with Fiserv and look forward to collaborating on an innovative digital payment solution that helps merchants unlock more revenue at the point-of-sale.”

“As Alliance Data reinforces its commitment to financial technology leadership through strategic alliances and investments, we are proud to work with Fiserv to enable more merchants with access to flexible payments technology that will meet the needs of their evolving customers,” said Val Greer, EVP and chief commercial officer, Alliance Data Card Services. “Our relationship with Fiserv will enable us to deliver innovative payment solutions at scale, driving both platform sales and receivables growth for Alliance Data.”

By enabling pay-over-time financing solutions, Bread can help merchants drive more sales, reduce friction, improve customer engagement, and boost conversion rates by engaging shoppers throughout the sales funnel. Bread’s customizable payments platform and robust suite of application programming interfaces (APIs) will complement existing payment processing services offered by Fiserv.

“Fiserv is committed to enabling differentiated payment experiences that help our clients create more commerce at the point of sale,” said Mark Hennin, senior vice president of global business solutions lending, Fiserv. “By partnering with Bread we are providing our clients with access to a simple option that provides their customers payment flexibility, while also enabling businesses to deliver a seamless payment experience that can increase sales and customer loyalty.”

For more information about Alliance Data's Bread business, please visit www.breadpayments.com.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading provider of data-driven marketing, loyalty and payment solutions serving large, consumer-based industries. The Company creates and deploys customized solutions that measurably change consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its partners create and increase customer loyalty across multiple touch points using traditional, digital, mobile and emerging technologies. A FORTUNE 500 and S&P MidCap 400 company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ nearly 8,000 associates at 45 locations worldwide.

Alliance Data's Card Services business is a comprehensive provider of market-leading private label, co-brand, general purpose and business credit card programs, digital payments, including Bread®, and Comenity-branded financial services. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. More information about Alliance Data can be found at www.AllianceData.com.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

About Fiserv
Fiserv, Inc. (NASDAQ: FISV) aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale solution. Fiserv is a member of the S&P 500® Index and the FORTUNE® 500, and is among FORTUNE World's Most Admired Companies®. Visit fiserv.com and follow on social media for more information and the latest company news.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Alliance Data
Brian Vereb – Investor Relations
614-528-4516
brian.vereb@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Rachel Stultz – Media
614-729-4890
rachel.stultz@alliancedata.com

Fiserv
Ann Cave – Media
678-325-9435
ann.cave@Fiserv.com